Exhibit 99.1
PRELIMINARY COPY
BAKER HUGHES INCORPORATED
P.O. Box 4740, Houston, TX 77210-4740
Proxy For Special Meeting of Stockholders
This Proxy Is Solicited On Behalf Of The Board of Directors
The undersigned hereby revokes any proxy previously given and appoints Chad C. Deaton, Alan R. Crain and Peter A. Ragauss as Proxies, each with the full power to appoint a substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Baker Hughes Incorporated held of record by the undersigned on February 11, 2010 at the Special Meeting of Stockholders to be held on Friday, March 19, 2010 at 9 a.m. at the Plaza Banquet Room located at 2777 Allen Parkway, Houston, Texas or any postponement or reconvened meeting after an adjournment thereof.
This proxy when properly executed will be voted in the manner directed on this proxy card by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” approval of the issuance of shares of Baker Hughes common stock pursuant to the Agreement and Plan of Merger, dated as of August 30, 2009, by and among Baker Hughes, BSA Acquisition LLC and BJ Services Company (as it may be amended from time to time), “FOR” approval of the amendment to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan, “FOR” approval of the amendment to the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan, and “FOR” any proposal to authorize the Baker Hughes board of directors, in its discretion, to adjourn the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the Special Meeting, unless “AGAINST” or “ABSTAIN” is indicated with respect to such proposals. If any other matter should be presented properly, this proxy will be voted in accordance with the discretion of the persons named herein. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.
(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Baker Hughes Incorporated now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

PRELIMINARY COPY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4
		☒	Please mark your votes as indicated in this example

1.	Proposal to approve the issuance of shares of Baker Hughes common stock pursuant to the Agreement and Plan of Merger, dated as of August 30, 2009, by and among Baker Hughes Incorporated, BSA Acquisition LLC and BJ Services Company (as it may be amended from time to time).	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	Proposal to approve the amendment to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to approve the amendment to the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Any proposal to authorize the Baker Hughes board of directors, in its discretion, to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			Mark Here for Address Change or Comments SEE REVERSE	☐

The undersigned acknowledges receipt, from Baker Hughes prior to the execution of this proxy, of a notice of special meeting of stockholders and a joint proxy statement/prospectus dated February [12], 2010.

Signature __________________________	Signature __________________________	Date: ________________________________, 2010
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF THE INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Use of the Internet and telephone voting is available through 11:59 p.m. Eastern Time on March 18, 2010, the day prior to the Special Meeting day.

BAKER HUGHES INCORPORATED

Important notice regarding the Internet availability of proxy materials for the Special Meeting.
The joint proxy statement/prospectus is available at:
www.bakerhughes.com/investor/information/arlist.htm

INTERNET
http://www.proxyvoting.com/bhi
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use of the Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.